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                                                                   EXHIBIT 10(F)

                           OLIN DEFERRED SALARY PLAN

                          (Effective January 1, 1983)

  The Olin Deferred Salary Plan ("Plan") is adopted by Olin Corporation ("Olin") to formalize the practice of permitting management employees to defer salary to be received from Olin.

PARTICIPATION AND FUNDING

  Participation in the Plan is limited to the select group of management and highly compensated employees currently deferring salary and to those participants in the Olin Corporate Incentive Compensation Plan and Performance Compensation Programs who, after the effective date hereof, elect to defer salary. The Plan shall be unfunded and payments to participants shall be made from Olin's general assets.

CONDITIONS OF DEFERRAL

  Salary which Olin and the employee agree to defer shall be deferred in accordance with the provisions of the attached form of Deferred Salary Agreement or such other form of agreement presently in effect between Olin and the participant.

MISCELLANEOUS

  Olin may amend, suspend or terminate the Plan at any time. Participation in the Plan does not give any employee the right to continued employment by Olin.
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                           DEFERRED SALARY AGREEMENT

AGREEMENT made as of  ____________________  between OLIN CORPORATION, a Virginia
                              (Date)
corporation ("Olin"), and  ____________________________________ ("Employee"), an
                                 (Employee's Name)
employee of Olin.

                              W I T N E S S E T H:

 1. Employee's employment will continue for such period of time and at such rate of salary as Olin shall determine.

 2. Employee has elected to defer $  ___________________ per month of his or her
                                    (Amount Deferred)
   salary from Olin on the terms stated below.

 3. Such deferred salary shall be deferred in the form of

    (  ) cash

    (  ) Olin common stock.

 4. If the deferral is in the form of cash, interest on such deferred salary will accrue from the last calendar day of the month in which such deferred salary was earned to the date of payment provided for below, and subject to change from time to time by the Olin Board of Directors or its Compensation and Stock Option Committee ("Committee"), will be at a rate equal to Olin's after-tax cost of borrowing as determined from time to time by the Committee, the Chief Financial Officer, the Treasurer or the Comptroller of Olin. Such officers or committee shall also determine from time to time whether or not interest is to be compounded and the times of any compounding.

 5. If the deferral is in the form of Olin common stock, Employee's deferred salary account will be credited with phantom Olin common stock valued at the "fair market value"* of Olin common stock on a date or dates selected by Olin. Employee will also be credited with additional shares of phantom Olin common stock by treating as having been invested in such stock at its "fair market value"* on the relevant dividend record date the cash dividend which would have been paid on the shares of phantom Olin common stock credited to Employee's deferred salary account if those shares were then outstanding.

 6. Employee's deferred salary account established under this Agreement will be payable in installments on the following dates:

  (a)  the first installment will be on     (specify January 15 or July 15 of a
       specific year or "the next January 15 or July 15 following termination of employment"); and

  (b) an installment will be paid on each anniversary of the first installment over the next _____________________________________________________ years
                                                                     (No.
                                                                     Yrs.)
       for a total of    ** installments.

 7. Each such installment will consist of an amount equal to   %*** of the
    following:

  (a) in the case of a deferral in the form of cash, the total deferred salary accumulated for Employee hereunder during the period of his or her employment plus the interest on such installment accumulated in accordance with paragraph 4 to the date of payment; and

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*Fair market value means the average of the high and low sales prices of Olin common stock on the relevant date as reported on the consolidated transaction reporting system for New York Stock Exchange issues, or similar method of valuation selected by Olin.
**Maximum of 20.
***Percent multiplied by total number of installments should equal 100%.
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  (b)  in the case of a deferral in the form of Olin common stock, the total deferred stock account accumulated for Employee hereunder during the period of his or her employment, including shares credited to Employee's deferred salary account to reflect Olin dividends with a record date occurring after the date hereof and prior to the date of payment.

  Deferrals in the form of Olin common stock may, at the discretion of Olin, be paid in stock or cash, or both. Should a deferral in the form of stock be paid in cash, the portion of the deferred salary account to be paid will be valued at the "fair market value"* of Olin common stock on the fifth business day before payment is due. No fractional shares will be issued to Employee; cash based on such "'fair market value" will be paid in lieu thereof. Under certain circumstances, shares of Olin Common Stock delivered to Employee hereunder may be "restricted" and may only be sold under SEC Rule 144 or other exemption; if so, the stock certificate(s) will bear a legend to that effect.

 8. If Employee should die any time during the period of employment covered by this Agreement or prior to the time that he or she has received full payment of his or her deferred salary account hereunder, the remaining unpaid installments will be paid to the beneficiary designated in the Employee's will or, in the event a beneficiary has not been so designated, to his or her estate. At Olin's sole option, any unpaid installments of Employee's deferred salary account, including interest or dividend credits, as the case may be, may be paid to such beneficiary or estate in one lump sum.

 9. Deferral of future salary payments may be terminated in whole or in part at any time by either Olin or Employee by written notice to the other, and, in that event, such salary shall be paid currently (without interest or dividend credits) as earned. Termination of deferral shall be effective only with respect to salary not yet earned at the time such written notice is given.

10. If Employee desires to change the amount deferred, written notice of the change, on a form supplied by Olin, must be received by Olin's corporate staff department responsible for compensation matters (the "Olin Department") no later than the last business day of the month preceding the month in which the change is to be effective. Such notice will constitute an amendment of paragraph 2.

11. If Employee desires to change the distribution commencement date or the number of installments provided in paragraph 6, written notice of the change, on a form supplied by Olin, must be received by the Olin Department at least six months prior to the distribution commencement date. The distribution commencement date may only be postponed to a later date. Such notice will constitute an amendment of paragraphs 6 and 7.

12. If deferral under this Agreement of a part of Employee's salary should result in a reduction in the amount of pension which would otherwise be payable under the Olin Salaried Pension Plan, Olin will, in accordance with and subject to the terms and provisions of the Olin Deferral Benefit Pension Plan, pay a "Deferral Benefit" as provided in the latter Plan to Employee in the form of a supplemental pension; it being understood that the total pension benefit payable to Employee under the Olin Salaried Pension Plan and the Olin Deferral Benefit Pension Plan will not exceed that which would have been payable under the Olin Salaried Pension Plan if Employee had deferred no portion of his or her salary.
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*Fair market value means the average of the high and low sales prices of Olin common stock on the relevant date as reported on the consolidated transaction reporting system for New York Stock Exchange issues, or similar method of valuation selected by Olin.
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13. Employee understands that his or her deferred salary account is not assignable (except in the event of his or her death), or subject to pledge by Employee, and that Olin will refuse to recognize any assignment or pledge by Employee.

14. In the event of a Change in Control, as defined below, all further deferrals hereunder shall cease, and the balance in Employee's deferred salary account shall, as Olin elects, forthwith be paid in a lump sum to Employee or deposited under a "Rabbi" or other trust established by Olin which shall assume the obligations of Olin under this Agreement; provided, however, that Olin shall not be relieved from such obligations except to the extent such trust performs the same.

   "Change in control" as used in the preceding paragraph shall mean (i) Olin ceases to be publicly owned with at least 1,000 stockholders; (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a "person" within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")), other than Olin, a majority-owned subsidiary of Olin or an employee benefit plan of Olin or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13d-3 under the Act) of 20% or more of the then outstanding voting stock of Olin; (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute Olin's Board of Directors (together with any new Director whose election by Olin's Board of Directors or whose nomination for election by Olin's stockholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office; or (iv) Olin's Board of Directors determines that a tender offer for Olin's shares indicates a serious intention by the offeror to acquire control of Olin.

   IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                        OLIN CORPORATION

                                        By  ___________________________________

 ___________________________________
              Employee